   As filed with the Securities and Exchange Commission on September 14, 1999
                                                Registration Number 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         WEATHERFORD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   04-2515019
                      (I.R.S. Employer Identification No.)

                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             BERNARD J. DUROC-DANNER
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 CURTIS W. HUFF
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     TITLE OF EACH CLASS OF                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM AGGREGATE    AMOUNT OF
  SECURITIES TO BE REGISTERED     AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE(1)      OFFERING PRICE (1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value            3,830,209                  $36.59375                   $140,161,711            $38,965
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on September 8, 1999.

                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 1999

PROSPECTUS

                                3,830,209 SHARES

                        WEATHERFORD INTERNATIONAL, INC.

                                  COMMON STOCK

                             ---------------------

     The selling stockholders of Weatherford International, Inc. listed on page 11 may offer and resell up to 3,830,209 shares of our common stock under this prospectus. We will not receive any of the proceeds from sales of shares by the selling stockholders.

     Our common stock is traded on the New York Stock Exchange under the symbol "WFT". On September 13, 1999, the last reported sales price for our common stock on the New York Stock Exchange was $38 1/4 per share.

     The selling stockholders may sell these shares from time to time on the New York Stock Exchange or otherwise. They may sell the shares at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for their legal fees and any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts will be negotiated before the sales. We will pay all of the other offering expenses.

     Our principal executive offices are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. Our telephone number is (713) 693-4000.

                             ---------------------

     INVESTING IN THESE SHARES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this prospectus is September   , 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. IN THIS PROSPECTUS, WHEN WE REFER TO WEATHERFORD AND USE PHRASES SUCH AS "WE" AND "US", WE ARE GENERALLY REFERRING TO WEATHERFORD INTERNATIONAL, INC. AND ITS SUBSIDIARIES AS A WHOLE OR ON A DIVISION BASIS DEPENDING ON THE CONTEXT IN WHICH THE STATEMENTS ARE MADE.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................     2
FORWARD-LOOKING STATEMENTS..................................     4
RISK FACTORS................................................     7
SELLING STOCKHOLDERS........................................    11
PLAN OF DISTRIBUTION........................................    11
LEGAL MATTERS...............................................    12
EXPERTS.....................................................    12

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect those reports, proxy statements and other information at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. You may also obtain copies of those materials from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. You can also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed with the SEC a registration statement on Form S-3 covering the shares offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common stock being offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

     The following documents that we have filed with the SEC (File No. 1-13086) are incorporated by reference into this prospectus:

     - Our Annual Report on Form 10-K for the year ended December 31, 1998;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     - Our Current Report on Form 8-K dated February 4, 1999;

     - Our Current Report on Form 8-K dated February 18, 1999;

     - Our Current Report on Form 8-K dated April 29, 1999;

     - Our Current Report on Form 8-K dated May 21, 1999;

     - Our Current Report on Form 8-K dated July 21, 1999;

     - Our Current Report on Form 8-K dated August 17, 1999;

     - Our Current Report on Form 8-K dated August 31, 1999; and

     - The description of our common stock contained in our Registration Statement on Form 8-A (filed May 19, 1994) and as amended by our Registration Statement on Form S-4, as amended (Registration No. 333-58741), including any amendment or report filed for the purpose of updating such description.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Secretary (telephone number: (713) 693-4000). If you have any other questions regarding us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and our other filings with the SEC and public releases contain statements relating to our future results, including certain projections and business trends. We believe these statements constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, the following:

A FURTHER DOWNTURN IN MARKET CONDITIONS COULD AFFECT PROJECTED RESULTS.

     Any unexpected material changes in oil and gas prices or other market trends would likely affect the forward-looking information contained in this prospectus and in our other filings with the SEC and public releases. Our estimates as to future results and industry trends make assumptions regarding the future prices of oil and gas and their effect on the demand and pricing of our products and services. In analyzing the market and its impact on us for 1999, we have made the following assumptions:

     - The recent increase in the price of oil will not have an immediate favorable impact on our businesses until at least the fourth quarter of 1999.

     - Average natural gas prices for 1999 will remain at or near their current levels.

     - World demand for oil will be up only marginally or flat.

     - North American and international rig counts will improve marginally.

     - Oil and natural gas prices will not decline materially from their current levels and the industry will slowly begin its recovery.

     - Our artificial lift business will improve slightly in the third and fourth quarters due to improved oil prices.

     - Our completion and downhole services business will be relatively flat during the third quarter and begin to experience improvements in the fourth quarter.

     - Pricing for many of our products and services will continue to be subject to pricing pressures due to over capacity for the remainder of the year.

     - Demand for drill stem products is not expected to realize any material improvement until sometime in the year 2000.

     - Demand for compression services will remain relatively flat for the remainder of the year with some pricing pressure.

     - Future growth in the industry will be dependent on technological advances that can reduce the costs of exploration and production, and technological improvements in tools used for re-entry, thru-tubing and extended reach drilling as well as artificial lift technologies will be important to our future.

     We have based these assumptions on various macro-economic factors, and actual market conditions could vary materially from those assumed.

A CONTINUATION OF THE LOW RIG COUNT COULD ADVERSELY AFFECT THE DEMAND FOR OUR PRODUCTS AND SERVICES.

     Our operations were materially affected by the decline in the rig count during 1998 and 1999 to date. Although the North American rig count has improved slightly from its historical lows earlier this year, a continuation of the rig count at its current level for a prolonged period of time or a further decline in the rig count would adversely affect our results. Our forward-looking statements regarding our drilling products assume there will not be any further material declines in the worldwide rig count, in particular the domestic rig count.

PROJECTED COST SAVINGS COULD BE INSUFFICIENT.

     During 1998 and 1999 to date, we implemented a number of programs intended to reduce costs and align our cost structure with the current market environment. Our forward-looking statements regarding cost savings and their impact on our business assume these measures will generate the savings expected. However, if the markets continue to decline, we may have to take additional actions to achieve the desired savings.

GRANT SPIN-OFF.

     We are currently contemplating a spin-off of our Grant Prideco drilling products business. Although it is our desire to spin-off this business by year end, a spin-off of this business is subject to the receipt of a favorable private letter ruling from the Internal Revenue Service confirming that the spin-off will be tax free to us and our shareholders. In addition, prior to the spin-off, we will need to complete various transactions involving the restructuring of our operations and we are still reviewing the best structure and method for the spin-off. Accordingly, there can be no assurance that a spin-off of the business will occur or the specific terms or timing thereof.

INTEGRATION OF ACQUISITIONS.

     During the last year, we have consummated various acquisitions of product lines and businesses. The success of these acquisitions will be dependent on our ability to integrate these product lines and businesses with our existing businesses. Integration of acquisitions is something that cannot occur overnight and is something that requires constant effort at the local level to be successful. Accordingly, there can be no assurance as to the ultimate success of our integration efforts.

WEATHERFORD'S SUCCESS IS DEPENDENT UPON TECHNOLOGICAL ADVANCES.

     Our ability to succeed with our long-term growth strategy is dependent on the technological competitiveness of our product and service offerings. A central aspect of our growth strategy is to enhance the technology of our products and services, to expand the markets for many of our products through the leverage of our worldwide infrastructure and to enter new markets and expand in existing markets with technologically advanced value-added products. Our forward-looking statements have assumed only a small amount of near-term growth from these new products and services.

UNEXPECTED YEAR 2000 PROBLEMS COULD HAVE AN ADVERSE FINANCIAL IMPACT.

     We have not fully determined the impact of Year 2000 on our systems and products. It is possible that unexpected problems associated with the Year 2000 could arise during the implementation of our Year 2000 program that could have a material adverse effect on our business, financial condition and results of operations. We are currently in the implementation and testing phases of our Year 2000 program and expect it to be completed by the third quarter of 1999.

ECONOMIC DOWNTURN IN ASIA AND SOUTH AMERICA COULD ADVERSELY AFFECT DEMAND FOR PRODUCTS AND SERVICES.

     The economic downturn in Asia has affected the economies in other regions of the world, including South America and the former Soviet Union. To date, the economies in the United States and Europe have not been materially affected. If the United States or European economies were to begin to decline or if the economies of South America or Asia were to experience further material problems, the demand and price for oil and gas and our products and services could fall further and adversely affect our revenues and income. We have assumed that a worldwide recession will not occur. A material decline in the Chinese economy or devaluation of its currency could cause further deterioration to the Asian and world economies.

CURRENCY FLUCTUATIONS COULD HAVE A MATERIAL ADVERSE FINANCIAL IMPACT.

     A material decline in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from changes in currencies because our financial position is generally dollar based or hedged. For those revenues denominated in local currency, the effect of foreign currency fluctuations is largely mitigated because local expenses are denominated in the same currency.

CHANGES IN GLOBAL TRADE POLICIES COULD ADVERSELY IMPACT OPERATIONS.

     Changes in global trade policies in our markets could impact our operations in these markets. We have assumed that there will be no material changes in global trading policies.

UNEXPECTED LITIGATION AND LEGAL DISPUTES COULD HAVE A MATERIAL ADVERSE FINANCIAL IMPACT.

     If we experience unexpected litigation or unexpected results in our existing litigation having a material effect on results, the accuracy of the forward-looking statements would be affected. Our forward-looking statements assume that there will be no such unexpected litigation or results.

     Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information regarding risks and uncertainties, see our other current year filings with the SEC under the Securities Exchange Act of 1934 and the Securities Act of 1933. We will generally update our assumptions in our filings as circumstances require.

                                  RISK FACTORS

     An investment in our common stock involves various risks. When considering your investment in our company you should consider carefully the following factors, together with the information described elsewhere in this prospectus.

CONTINUED LOW PRICES FOR OIL WILL ADVERSELY AFFECT THE DEMAND FOR OUR PRODUCTS AND SERVICES.

     Low oil prices adversely affect demand throughout the oil and natural gas industry, including the demand for our products and services. As prices decline, we are affected in two significant ways. First, the funds available to our customers for the purchase of goods and services declines. Second, exploration and drilling activity declines as marginally profitable projects become uneconomic and either are delayed or eliminated. Accordingly, as long as oil prices remain low, our revenues and income will be adversely affected. The current market conditions have affected our business in various ways. Our artificial lift business, which is heavily dependent on North American production, experienced continuous declines in revenue throughout 1998 and the first quarter of 1999. Our drilling products division has experienced a significant decline in new orders of drill pipe and other drill stem products and tubular sales have fallen as completion activity slowed, tubular distributors reduced inventories and due to excess drill pipe from idle rigs. Sales in 1999 for our drill stem products could be down by more than 50% from 1998. The level of decline will be dependent on the timing of any increase of drilling activity and the amount of time it takes for our customers' drill pipe and other tubular inventories to be reduced. Our completion and oilfield services business has experienced declines in line with the general reduction in industry activity, with the greatest declines occurring in the United States markets. Our compression services business has only been marginally affected by the recent declines in market conditions because its business is based on levels of natural gas development and production, which has been more stable than oil production.

     Our businesses will continue to be affected by industry conditions, including those conditions and factors described under "Forward-Looking Statements".

CUSTOMER CREDIT RISKS

     Substantially all of our customers are engaged in the energy industry. This concentration of customers may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. Many of our customers have slowed the payment of their accounts in light of current industry conditions and others have experienced greater financial difficulties in meeting their payment terms. We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables. We maintain reserves for potential credit losses, and actual losses have historically been within our expectations.

DISRUPTIONS IN FOREIGN OPERATIONS COULD ADVERSELY AFFECT OUR INCOME

     Like most multinational oilfield service companies, we have operations in certain international areas, including parts of the Middle East, North and West Africa, Latin America, the Asia-Pacific region and the Commonwealth of Independent States, that are inherently subject to risks of war, local economic conditions, political disruption, civil disturbance and policies that may:

     - disrupt our operations and oil and gas exploration and production activities;

     - restrict the movement of funds;

     - lead to U.S. government or international sanctions; and

     - limit access to markets for periods of time.

     Historically, the economic impact of such disruptions has been temporary, and oil and gas exploration and production activities have resumed eventually in relation to market forces. Certain areas, including the

CIS, Algeria, Nigeria, parts of the Middle East, the Asia-Pacific region and Latin America, have been subjected to political disruption which has negatively impacted results of operations following such events.

     Disruptions may occur in our foreign operations, and losses may occur that will not be covered by insurance. Drill pipe and other products are manufactured for us by Oil Country Tubular Limited in India under a long-term exclusive manufacturing arrangement. Although we have sought to minimize the risks of this operation through a manufacturing versus ownership arrangement, we are providing OCTL with a substantial amount of raw materials, inventory and working capital for the products it manufactures for us. Our Indian operations have been adversely affected by the downturn of the economies in the eastern hemisphere. Operations in India are subject to various political and economic risks as well as financial risks with respect to OCTL. We have recently substantially suspended our operations in India and we expect these operations to continue to be suspended through the end of 1999. A termination or complete shutdown of this operation in light of current market conditions or political factors could have an adverse effect on our income and results.

OUR PRODUCTS AND SERVICES ARE SUBJECT TO OPERATIONAL, LITIGATION AND ENVIRONMENTAL RISKS

     Our products are used for the exploration and production of oil and natural gas. These operations are subject to hazards inherent in the oil and gas industry that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. These hazards include fires, explosions, craterings, blowouts and oil spills. Litigation arising from an accident at a location where our products or services are used or provided may result in our being named as a defendant in lawsuits asserting potentially large claims.

     In the ordinary course of business, we become the subject of various claims and litigation. We maintain insurance to cover many of our potential losses and we are subject to various self-retentions and deductibles with respect to our insurance. Although we are subject to various ongoing items of litigation, we do not believe that any of the items of litigation that we are currently subject to will result in any material uninsured losses to us. It is, however, possible that an unexpected judgment could be rendered against us in cases in which we could be uninsured and beyond the amounts that we currently have reserved or anticipate incurring for that matter.

     We are also subject to various federal, state and local laws and regulations relating to the energy industry in general and the environment in particular. Environmental laws have in recent years become more stringent and have generally sought to impose greater liability on a larger number of potentially responsible parties. While we are not currently aware of any situation involving an environmental claim that would likely have a material adverse effect on our business, it is always possible that an environmental claim with respect to one or more of our current businesses or a business or property that one of our predecessors owned or used could arise that could involve the expenditure of a material amount of funds.

CURRENCY DEVALUATION AND FLUCTUATION RISKS

     A single European currency ("the Euro") was introduced on January 1, 1999, at which time the conversion rates between legacy currencies and the Euro were set for 11 participating member countries. However, the legacy currencies in those countries will continue to be used as legal tender through January 1, 2002. Thereafter, the legacy currencies will be canceled, and the Euro bills and coins will be used in the 11 participating countries. We are currently evaluating the effect of the Euro on our consolidated financial statements and our business operations; however, we do not foresee that the transition to the Euro will have a significant impact.

     Approximately 46.0% of our net assets are located outside the United States and are carried on our books in local currencies. Changes in those currencies in relation to the U.S. dollar result in translation adjustments which are reflected as accumulated other comprehensive loss in the stockholders' equity on our balance sheet.

OUR COMMON STOCK HAS FLUCTUATED HISTORICALLY

     Historically, and in recent months in particular, the market price of common stock of companies engaged in the oil and gas industry has been highly volatile. Likewise, the market price of our common stock has varied significantly in the past. News announcements and changes in oil and natural gas prices, changes in the demand for oil and natural gas exploration and changes in the supply and demand for oil and natural gas have all been factors that have affected the price of our common stock.

WE ARE SUBJECT TO RISKS RELATED TO THE YEAR 2000 THAT COULD NEGATIVELY IMPACT OUR BUSINESS

     The Year 2000 issue is the risk that information systems, computers, equipment and products using date-sensitive software or containing computer chips with two-digit date fields will be unable to correctly process the Year 2000 date change. If not identified and corrected prior to the Year 2000, failures could occur in our software, hardware, equipment and products and those of our suppliers, vendors and customers that could result in interruptions in our business. Any failure could have a material impact on us.

     In response to the Year 2000 issue, we have prepared and implemented a plan to assess and remediate significant Year 2000 issues in our:

     - information technology systems, including computer software and hardware; and

     - non-information technology systems utilizing date-sensitive software or computer chips, including products, facilities, equipment and other infrastructures.

     Our management information systems department, together with our technical and engineering employees and outside consultants, are responsible for the implementation and execution of the Year 2000 Plan. Our Year 2000 Plan is a comprehensive, multi-step process covering our information technology systems and non-information technology systems. The primary phases of the Year 2000 Plan are:

          (1) assessing and analyzing our systems to identify those that are not Year 2000 ready;

          (2) preparing cost and resource estimates to repair, remediate or replace all systems that are not Year 2000 ready;

          (3) developing a Company-wide, detailed strategy to coordinate the repair or replacement of all systems that are not Year 2000 ready;

          (4) implementing the strategy to make all systems Year 2000 ready; and

          (5) verifying, testing and auditing the Year 2000 readiness of all systems.

     The first, second and third phases of the Year 2000 Plan have been completed. The fourth phase and the fifth phases will be completed by the end of the third quarter of 1999. Any unexpected delays or problems that prevent us from completing all phases of the Year 2000 Plan in a timely manner could have a material adverse impact on us.

     As part of the Year 2000 Plan, we are currently installing Year 2000 ready business application systems and expect that these installations will be complete by the end of the third quarter of 1999. We have retained outside consultants to assist us with the installation of the new software and with the assessment of the Year 2000 readiness of our information technology systems. We expect to retain additional consultants to assist us in the remediation and testing phases of the Year 2000 Plan.

     In addition to our assessment and review of our own systems, we have begun communications with our third-party contractors, such as vendors, service providers and customers, for the purpose of evaluating their readiness for the Year 2000 and determining the extent to which we may be affected by the remediation of their systems, software, applications and products. We expect to further review and evaluate the Year 2000 programs of our significant third-party contractors. However, there can be no guarantee that our information technology and non-information technology systems or those of third-party contractors will be Year 2000 ready or that the failure of us or any of these third parties to have Year 2000 ready systems would not result in interruptions in our business which could have a material adverse impact on us.

     In connection with the implementation and completion of the Year 2000 Plan, we currently expect to incur pretax expenditures of approximately $13.0 million. We have incurred approximately $11.0 million of such expenditures from January 1998 through June 30, 1999, of which, approximately $8.8 million has been incurred in connection with the replacement of our business application software and approximately $2.2 million has been incurred in connection with the replacement of certain information technology hardware systems. We intend to continue to fund the Year 2000 Plan expenditures with working capital and third-party lease financing. Based upon information currently available, we believe that expenditures associated with achieving Year 2000 compliance will not have a material impact on operating results. However, any unanticipated problems relating to the Year 2000 issue that result in materially increased expenditures could have a material adverse impact on us.

     The 1999 expenditures associated with the Year 2000 Plan represent approximately 15% of our 1999 management information systems department's budget. Various other information technology projects that are not related to the Year 2000 issue have been deferred due to the Year 2000 efforts. The effects of these delays are not expected to have a material impact on us.

     We are unable to predict the most likely worst case Year 2000 scenario. We are preparing a contingency plan in response to Year 2000 worst case scenario and we estimate no lost revenues due to Year 2000 issues. However, there can be no assurance that any contingency plan developed by us will be sufficient to alleviate or remediate any significant Year 2000 problems that we may experience.

     The above discussion of our efforts and expectations relating to the risks and uncertainties associated with the Year 2000 issues and our Year 2000 Plan contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements involve predictions and expectations concerning our ability to achieve Year 2000 compliance, the amount of costs and expenses related to the Year 2000 issue and the effect the Year 2000 issue may have on business and results of operations. Certain risks and uncertainties may cause actual results to be materially different from the projected or expected results, the overall effect of which may have a materially adverse impact on us. These risks and uncertainties include, but are not limited to, unanticipated problems and costs identified in all phases of the Year 2000 Plan, our ability to successfully implement the Year 2000 Plan in a timely manner and the ability of our suppliers, vendors and customers to make their systems and products Year 2000 compliant.

                              SELLING STOCKHOLDERS

     This prospectus is part of a registration statement that we filed pursuant to registration rights granted to the selling stockholders under an agreement we entered into in connection with the acquisition by our Completion and Oilfield Services Division of the stock of Petroline Wellsystems Limited.

     Pursuant to the terms of the acquisition agreement, we will pay all expenses of registering the shares under the Securities Act of 1933, including all registration and filing fees, printing expenses and the fees and disbursements of our counsel and accountants and of the counsel for the representative of the selling stockholders. The agreement also provides that we will indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the selling stockholders may be required to make in respect thereof. The selling stockholders will pay all fees and disbursements of their individual counsel, if any, and all brokerage fees, commissions and expenses for any shares that they sell. We expect to withdraw registration of any unsold shares on or
shortly after September   , 2001, when we expect the shares will be eligible for
public sale pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

     The following table sets forth the beneficial ownership of common stock by each selling stockholder as of September 2, 1999, all of which may be sold pursuant to this prospectus:

                                                          NUMBER OF          PERCENT OF
NAME OF SELLING STOCKHOLDER                            SHARES OWNED(1)   OUTSTANDING SHARES
---------------------------                            ---------------   ------------------
Klaas Johannes Zwart.................................     3,577,148             3.4%
Mirjam Pauline Zwart.................................       223,420          *
Fraser Thomas Innes and P. & W. Trustees (Aberdeen)
  Limited(2).........................................        21,866          *
Stuart Edward Ferguson...............................         7,775          *

---------------

 *  Less than 1%

(1) Because the selling stockholders may offer all or a portion of the shares pursuant to this prospectus, we cannot estimate to the number of shares of our common stock that the selling stockholders will hold upon termination of any sales.

(2) Held as the trustees of the Fraser T. Innes Discretionary Trust.

     Each of the selling stockholders was formerly a director of Petroline Wellsystems Limited within the last three years. We currently employ Fraser Thomas Innes, who is a current director and officer and a former shareholder of Petroline, at an annual base salary of L183,000. We also employ Stuart Edward Ferguson, who is a current officer and a former director and shareholder of Petroline, at an annual base salary of L85,500. In addition, pursuant to their service agreements, Mr. Innes holds an option to purchase 25,000 shares of our common stock and Mr. Ferguson holds an option to purchase 12,000 shares of our common stock. Within the past three years, none of the selling stockholders has held any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted above.

                              PLAN OF DISTRIBUTION

     The shares offered under this prospectus may be sold by the selling
stockholders from the date of this prospectus until September   , 2001. The
selling stockholders may sell the shares on the New York Stock Exchange or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

     - a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

     - privately negotiated transactions.

     Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales of shares. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any proceeds or commissions received by them or any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

     When any of the selling stockholders notifies us of a particular offering of common stock under this prospectus, we will file a prospectus supplement, if required by the Securities Act of 1933, setting forth:

     - the number of shares being offered and the terms of the offering, including the purchase price;

     - the name of each of the participating broker-dealers or agents;

     - the purchase price paid for the shares purchased from the selling stockholders; and

     - any items constituting compensation from the selling stockholders.

     We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

                                 LEGAL MATTERS

     Curtis W. Huff, our Senior Vice President, General Counsel and Secretary, has advised us with respect to the validity of the shares of common stock offered by this prospectus. Pursuant to agreements between us and Mr. Huff, Mr. Huff holds 56,250 restricted shares of common stock and options to purchase 200,000 shares of common stock.

                                    EXPERTS

     The consolidated financial statements of Weatherford International, Inc. and the related consolidated financial statement schedule as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

     Ernst & Young LLP, independent auditors, have audited Dailey International Inc.'s consolidated balance sheets as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the eight month period ended December 31, 1997 and for each of the two years in the period ended April 30,1997, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering are:

     Securities and Exchange Commission Registration Fee..........   $  38,965
     New York Stock Exchange Listing Fee..........................       1,500
     Legal Fees and Expenses......................................       1,000
     Accounting Fees and Expenses.................................       2,500
     Blue Sky Fees and Expenses (including legal fees)............       1,000
     Miscellaneous................................................       1,035
              TOTAL...............................................   $  46,000
                                                                     =========

     The selling stockholders will pay for the fees and expenses of their counsel.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 16. EXHIBITS.

         3.1 - Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit No. 3.1 to Form 10-K (File 1-13086) filed March 30, 1999).

         3.2 - By-laws of the Registrant, as amended (incorporated by reference to Exhibit No. 3.2 to Form 8-K (File 1-3086) filed June 2, 1998).

         4.1 - See Exhibits numbered 3.1 and 3.2 for provisions of the Amended and Restated Certificate of Incorporation and By-laws of the Registrant defining the rights of the holders of Common Stock.

         4.2 - Amended and Restated Credit Agreement dated as of May 27, 1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit No. 4.1 to Form 8-K (File 1-13086) filed June 16, 1998).

         4.3    -  Indenture dated March 15, 1994, among Energy Ventures,
                   Inc., as Issuer, the Subsidiary Guarantors party thereto, as Guarantors, and Chemical Bank, as Trustee (incorporated by reference to Form 8-K (File 1-13086) filed April 5, 1994).

         4.4 - Specimen 10 1/4% Senior Note due 2004 of Energy Ventures, Inc. (incorporated by reference to Form 8-K (File 1-13086) filed April 5, 1994).

         4.5 - First Supplemental Indenture by and among Energy Ventures, Inc., Prideco and Chemical Bank, as trustee, dated June 30, 1995 (incorporated by reference to Exhibit No. 4.4 to Registration Statement on Form S-3 (Reg. No. 33-61933)).

         4.6 - Second Supplemental Indenture by and among Energy Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of December 6, 1996 (incorporated by reference to Exhibit 4.6 to Form 10-K (File 1-13086) filed March 20, 1997).

         4.7 - Third Supplemental Indenture by and among EVI, Inc., Ercon, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of May 1, 1997 (incorporated by reference to Exhibit 99.2 to Form 8-K (File 1-13086) filed October 27,
                   1997).

         4.8 - Fourth Supplemental Indenture by and among EVI, Inc., XLS Holding, Inc., XL Systems, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of August 25, 1997 (incorporated by reference to Exhibit 99.3 to Form 8-K (File 1-13086) filed October 27, 1997).

         4.9 - Fifth Supplemental Indenture by and between EVI, Inc. and The Chase Manhattan Bank dated as of December 12, 1997 (including the Form of Note and Form of Exchange Note) (incorporated by reference to Exhibit 4.1 to Form 8-K (File 1-13086) filed December 31, 1997).

         4.10 - Indenture dated as of October 15, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to Registration Statement on Form S-3 (Reg. No. 333-45207)).

         4.11 - First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5,
                   1997).

         4.12 - Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Lehman Brothers Inc., Prudential Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File 1-13086) filed November 5, 1997).

         4.13 - Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.14 - First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) filed June 2, 1996).

         4.15   -  Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May
                   15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.16 - Participation Agreement dated December 8, 1998, by and among Weatherford Enterra Compression Company, L.P., ABN AMRO Bank N.V., as Administrative Agent, Arranger and Syndication Agent, Chase Bank of Texas, National Association, and the Lessors listed on Schedule I thereto (incorporated by reference to Exhibit 4.16 to Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.17 - Master Lease Intended as Security dated as of December 8, 1998, between Weatherford Enterra Compression Company, L.P., as Lessee, and ABN AMRO Bank N.V., as Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.18 - Guaranty Agreement dated as of December 8, 1998, between Weatherford International, Inc. and ABN AMRO Bank N.V., as Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.19 - Share Sale Agreement dated September 2, 1999, between the shareholders of Petroline Wellsystems Limited and Weatherford Eurasia Limited and Weatherford International, Inc. (including Registration Rights Undertaking attached as Annex
                   A) (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated August 31, 1999).

        *5.1    -  Opinion of Curtis W. Huff, Senior Vice President, General
                   Counsel and Secretary of the Registrant.

       *23.1    -  Consent of Arthur Andersen LLP, with respect to the
                   financial statements of Weatherford International, Inc.

       *23.2    -  Consent of Ernst & Young LLP, with respect to the financial statements of Dailey International Inc.

       *23.3    -  Consent of Curtis W. Huff, Senior Vice President, General
                   Counsel and Secretary of the Registrant (included in Exhibit
                   5.1).

       *24.1    -  Powers of Attorney from certain members of the Board of
                   Directors of the Registrant (contained on page II-5).

------------------
*  Filed herewith.

As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 17. UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas, on September 13, 1999.

                        WEATHERFORD INTERNATIONAL, INC.

                        By:            /s/ Bernard J. Duroc-Danner
                           -----------------------------------------------------
                                         Bernard J. Duroc-Danner
                                    President, Chief Executive Officer,
                                              Chairman of the
                               Board and Director (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Bruce F. Longaker, Jr., or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                 Title                                Date
        ---------                                 -----                                ----

/s/ Bernard J. Duroc-Danner        President, Chief Executive Officer,           September 13, 1999
---------------------------        Chairman of the Board and Director
 Bernard J. Duroc-Danner              (Principal Executive Officer)

/s/ Bruce F. Longaker, Jr.             Senior Vice President and                 September 13, 1999
---------------------------             Chief Financial Officer
  Bruce F. Longaker, Jr.             (Principal Financial Officer)

  /s/ Frances R. Powell                Vice President, Accounting                September 13, 1999
---------------------------                  and Controller
    Frances R. Powell                (Principal Accounting Officer)

                                                Director
---------------------------
    David J. Butters

  /s/ Philip Burguieres                         Director                         September 13, 1999
---------------------------
   Philip Burguieres

---------------------------                     Director
    Sheldon B. Lubar

 /s/ William E. Macaulay                        Director                         September 13, 1999
---------------------------
   William E. Macaulay

                                                Director
---------------------------
    Robert B. Millard

/s/ Robert K. Moses, Jr.                        Director                         September 13, 1999
---------------------------
   Robert K. Moses, Jr.

   /s/ Robert A. Rayne                          Director                         September 9, 1999
---------------------------
     Robert A. Rayne

                                INDEX TO EXHIBITS


        Number                        Exhibit
        ------                        -------
         3.1       Amended and Restated Certificate of Incorporation of the
                   Registrant, as amended (incorporated by reference to Exhibit
                   No. 3.1 to Form 10-K (File 1-13086) filed March 30, 1999).

         3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit No. 3.2 to Form 8-K (File 1-3086) filed
                   June 2, 1998).

         4.1 See Exhibits numbered 3.1 and 3.2 for provisions of the Amended and Restated Certificate of Incorporation and By-laws of the Registrant defining the rights of the holders of Common Stock.

         4.2       Amended and Restated Credit Agreement dated as of May 27,
                   1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent,
                   The Bank of Nova Scotia, as Documentation Agent and Canadian
                   Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes
                   (incorporated by reference to Exhibit No. 4.1 to Form 8-K
                   (File 1-13086) filed June 16, 1998).

         4.3 Indenture dated March 15, 1994, among Energy Ventures, Inc., as Issuer, the Subsidiary Guarantors party thereto, as Guarantors, and Chemical Bank, as Trustee (incorporated by reference to Form 8-K (File 1-13086) filed April 5, 1994).

         4.4       Specimen 10 1/4% Senior Note due 2004 of Energy Ventures,
                   Inc. (incorporated by reference to Form 8-K (File 1-13086) filed April 5, 1994).

         4.5       First Supplemental Indenture by and among Energy Ventures,
                   Inc., Produce and Chemical Bank, as trustee, dated June 30,
                   1995 (incorporated by reference to Exhibit No. 4.4 to
                   Registration Statement on Form S-3 (Reg. No. 33-61933)).

         4.6       Second Supplemental Indenture by and among Energy Ventures,
                   Inc., EVI Arrow, Inc., EVI Watson, Inc. and The Chase
                   Manhattan Bank, as trustee, dated effective as of December 6, 1996 (incorporated by reference to Exhibit 4.6 to Form 10-K
                   (File 1- 13086) filed March 20, 1997).

         4.7       Third Supplemental Indenture by and among EVI, Inc., Ercon,
                   Inc. and The Chase Manhattan Bank, as trustee, dated effective as of May 1, 1997 (incorporated by reference to Exhibit 99.2 to Form 8-K (File 1-13086) filed October 27,
                   1997).

         4.8       Fourth Supplemental Indenture by and among EVI, Inc., XLS
                   Holding, Inc., XL Systems, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of August 25, 1997
                   (incorporated by reference to Exhibit 99.3 to Form 8-K (File
                   1-13086) filed October 27, 1997).

         4.9       Fifth Supplemental Indenture by and between EVI, Inc. and The
                   Chase Manhattan Bank dated as of December 12, 1997 (including the Form of Note and Form of Exchange Note) (incorporated by reference to Exhibit 4.1 to Form 8-K (File 1-13086) filed
                   December 31, 1997).
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

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         4.10      Indenture dated as of October 15, 1997, between EVI, Inc. and
                   The Chase Manhattan Bank, as Trustee (incorporated by
                   reference to Exhibit No. 4.13 to Registration Statement on
                   Form S-3 (Reg. No. 333-45207)).

         4.11 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                   (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5,
                   1997).

         4.12 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
                   Donaldson, Lufkin & Jenrette Securities Corporation, Credit
                   Suisse First Boston Corporation, Lehman Brothers Inc.,
                   Prudential Securities Incorporated and Schroder & Co. Inc.
                   (incorporated by reference to Exhibit 4.3 to Form 8-K (File
                   1-13086) filed November 5, 1997).

         4.13      Indenture dated May 17, 1996, between Weatherford Enterra,
                   Inc. and Bank of Montreal Trust Company, as Trustee
                   (incorporated by reference to Exhibit 4.1 to Weatherford
                   Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.14      First Supplemental Indenture dated and effective as of May
                   27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal
                   Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on
                   Form 8-K (File No. 1-7867) filed June 2, 1996).

         4.15      Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15,
                   2006 (incorporated by reference to Exhibit 4.2 to Weatherford
                   Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.16      Participation Agreement dated December 8, 1998, by and among
                   Weatherford Enterra Compression Company, L.P., ABN AMRO Bank
                   N.V., as Administrative Agent, Arranger and Syndication
                   Agent, Chase Bank of Texas, National Association, and the
                   Lessors listed on Schedule I thereto (incorporated by reference to Exhibit 4.16 to Amendment No. 2 to Registration
                   Statement on Form S-4 (Reg. No. 333-65663)).

         4.17      Master Lease Intended as Security dated as of December 8,
                   1998, between Weatherford Enterra Compression Company, L.P., as Lessee, and ABN AMRO Bank N.V., as Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to Registration Statement on Form S-4 (Reg.
                   No. 333-65663)).

         4.18      Guaranty Agreement dated as of December 8, 1998, between
                   Weatherford International, Inc. and ABN AMRO Bank N.V., as
                   Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to Registration
                   Statement on Form S-4 (Reg. No. 333-65663)).

         4.19 Share Sale Agreement dated September 2, 1999, between the shareholders of Petroline Wellsystems Limited and Weatherford
                   Eurasia Limited and Weatherford International, Inc.
                   (including Registration Rights Undertaking attached as Annex
                   A) (incorporated by reference to Exhibit 10.1 to our Current
                   Report on Form 8-K dated August 31, 1999).

        *5.1       Opinion of Curtis W. Huff, Senior Vice President, General
                   Counsel and Secretary of the Registrant.
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

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       *23.1       Consent of Arthur Andersen LLP, with respect to the financial statements of Weatherford International, Inc.

       *23.2 Consent of Ernst & Young LLP, with respect to the financial statements of Dailey International Inc.

       *23.3       Consent of Curtis W. Huff, Senior Vice President, General
                   Counsel and Secretary of the Registrant (included in Exhibit
                   5.1).

       *24.1 Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on page II-5).
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*  Filed herewith.